                                                                    Exhibit 21.1
                            CMS NOMECO OIL & GAS CO.
                              CORPORATE STRUCTURE
              (ALL ENTITIES 100% OWNED UNLESS OTHERWISE INDICATED)

CMS NOMECO Oil & Gas Co.
         CMS NOMECO Colombia Oil Company
         NOMECO Ecuador Oil Company
         NOMECO Thailand Oil Company
         Comeco Petroleum Holdings, Inc. - 50% Shareholder
         CMS NOMECO Pipeline Company
         Explotaciones CMS NOMECO Inc.
         CMS NOMECO Services Company
         CMS NOMECO Peru Company
         NOMECO China Oil Co.
         CMS NOMECO Equatorial Guinea Oil & Gas Co.
         NOMECO Australia Pty.  Limited
         NOMECO Exploration (Thailand) Limited
         CMS NOMECO Holdings Ltd.
         CMS NOMECO International Ltd.
                 CMS NOMECO Ecuador LDC
                 CMS NOMECO Argentina LDC
                 CMS NOMECO Venezuela LDC
                 CMS NOMECO Alba LDC
                 CMS NOMECO E.G. LDC
         CMS NOMECO International Inc.
                 Walter International Tunisia, Inc.
                 CMS NOMECO International Equatorial Guinea, Inc.
                 Walter International Transportation, Inc.
                 CMS NOMECO International Venezuela, Inc.
                 Walter Congo Holdings, Inc.
                          Walter International Congo, Inc.

Terra Energy, Ltd.
         Terra Pipeline Company
         Kristin Corporation
         Energy Acquisition Operating Corporation
         Wellcorps LLC (55%)
         Thunder Bay Pipeline Company, LLC (50%)